   As filed with the Securities and Exchange Commission on December 8, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ---------------------

                              NVIDIA Corporation
            (Exact name of registrant as specified in its charter)

                             ---------------------

        Delaware                                          94-3177549
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             ---------------------

                   3535 Monroe Street, Santa Clara, CA 95051
                   (Address of principal executive offices)

                             ---------------------


                          1998 Equity Incentive Plan
                       1998 Employee Stock Purchase Plan
                    2000 Nonstatutory Equity Incentive Plan
                           (Full title of the plans)

                              Christine B. Hoberg
                            Chief Financial Officer
                              NVIDIA Corporation
                              3535 Monroe Street
                             Santa Clara, CA 95051
                                (408) 615-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                  Copies to:
                                Karyn S. Tucker
                              Cooley Godward llp
                       One Maritime Plaza, 20th Floor
                            San Francisco, CA 94111
                                (415) 693-2000

                             ---------------------



                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                             Proposed Maximum        Proposed Maximum
         Title of Securities           Amount to be              Offering                Aggregate             Amount of
           to be Registered            Registered(1)         Price per Share (2)     Offering Price (2)     Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock, par     7,723,849 shares         $45.75 - $59.79        $398,493,317.03        $105,202.24
      value $.001 per share
=============================================================================================================================

(1) In addition to the Stock Option and Common Stock set forth in the table, the amount to be registered includes an indeterminate number of Stock Options and Common Stock issuable upon exercise of or in respect of the options, as such number may be adjusted as the result of stock splits, stock dividends and antidulution provisions (including adjustments to the option exercise prices) in accordance with Rule 416.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options granted under (i) NVIDIA Corporation ("Registrant" or "Company") 1998 Equity Incentive Plan (the "Incentive Plan") and the 2000 Nonstatutory Equity Incentive Plan (the "Nonstatutory Plan") (pursuant to Rule 457(h) under the Act) or (b) the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market on December 1, 2000, for (i) shares reserved for future grant pursuant to the Incentive Plan and the Nonstatutory Plan and (ii) shares issuable pursuant to the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan") (pursuant to Rule 457(c) under the Act). The following chart illustrates the calculation of the registration fee:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Offering         Aggregate
                           Title of Securities                             Number of Shares      Price per Share   Offering Price
---------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding stock options under the 1998              2,881,082        $51.79 (2)(a)  $149,211,236.78
Equity Incentive Plan
---------------------------------------------------------------------------------------------------------------------------------
Shares reserved for future issuance pursuant to the 1998 Equity                     980,842         $45.75(2)(b)  $ 44,873,521.50
Incentive Plan
---------------------------------------------------------------------------------------------------------------------------------
Shares reserved for future issuance pursuant to the 1998 Employee Stock           1,544,770         $45.75(2)(b)  $ 70,673,227.50
Purchase Plan
---------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 2000 Nonstatutory Equity Incentive Plan           1,974,750         $59.79(2)(a)  $118,070,302.50
---------------------------------------------------------------------------------------------------------------------------------
Shares reserved for future issuance pursuant to the 2000 Nonstatutory               342,405         $45.75(2)(b)  $ 15,665,028.75
Equity Incentive Plan
---------------------------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering Price                                                                         $398,493,317.03
---------------------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                                  $    105,202.24
---------------------------------------------------------------------------------------------------------------------------------

                               EXPLANATORY NOTE

     Registrant previously filed a registration statement on Form S-8 (No. 33-74905) on March 23, 1999 covering 24,143,242 options to purchase Common Stock and Common Stock issuable under Registrant's 1998 Equity Incentive Option Plan and 1998 Employee Stock Purchase Plan (the "Prior Registration Statement"). The 1998 Equity Incentive Plan and the 1998 Employee Stock Purchase Plan each contain a provision which automatically increases the authorized number of shares, on an annual basis, by an amount equal to five percent for the 1998 Equity Incentive Plan and two percent for the 1998 Employee Stock Purchase Plan of the outstanding Common Stock, Stock Options and Warrants (on an as-diluted basis) of the Company, effective January 30 of each year (an "Evergreen Clause"). This registration statement, filed pursuant to Rule 413, is made for the purpose of registering an additional 5,406,694 shares of the same class of securities previously registered under the Prior Registration Statement pursuant to the Evergreen Clause and 2,317,155 shares under the Registrant's 2000 Nonstatutory Equity Incentive Plan.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by NVIDIA Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or Form 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) The description of the Company's Common Stock that is contained in the Registration Statement on Form 8-A filed on January 12, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Francisco, California. As of the date of this Registration Statement, certain partners and associates of Cooley Godward own an aggregate of 76,000 shares of the Company's Common Stock. In addition, James C. Gaither, special counsel to Cooley Godward and a director of the Company, owns 34,902 shares of Common Stock of the Company and has options to purchase 110,000 shares of the Company's Common Stock.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions upon receipt of an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

     In addition, the Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                      EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                           CONSULTANTS AND ADVISORS

     Not applicable.

                                      1.

                                   EXHIBITS

  Exhibit
  Number                                                Description

     4.1*  Amended and Restated Certificate of Incorporation.

     4.2*  Bylaws of the Company.

     4.3*  Specimen Stock Certificate.

     5.1   Opinion of Cooley Godward LLP.

    23.1   Consent of KPMG LLP.

    23.2   Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

    24.1   Power of Attorney is contained on the signature pages.

    99.1   1998 Equity Incentive Plan, as amended.

    99.2* Form of Incentive Stock Option Agreement under the 1998 Equity Incentive Plan.

    99.3* Form of Nonstatutory Stock Option Agreement under the 1998 Equity Incentive Plan.

    99.4   1998 Employee Stock Purchase Plan, as amended.

    99.5   Form of Employee Stock Purchase Plan Offering, as amended.

    99.6   2000 Nonstatutory Equity Incentive Plan

    99.7 Form of Nonstatutory Stock Option Agreement under the 2000 Nonstatutory Equity Incentive Plan.

________________________________________________________________________________
* Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (No. 333-47495).

                                 UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                      2.

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      3.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 8, 2000.

                                    NVIDIA Corporation

                                    By:  /S/ Jen-Hsun Huang
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Jen-Hsun Huang and Christine B. Hoberg, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                              Date
        ---------                     -----                              ----
  /s/ JEN-HSUN HUANG         President, Chief Executive           December 8, 2000
-----------------------     Officer and Director (Principal
    Jen-Hsun Huan           Executive Officer)

/s/ CHRISTINE B. HOBERG     Chief Financial Officer (Principal    December 8, 2000
-----------------------     Financial and Accounting Officer)
  Christine B. Hoberg

    /s/ TENCH COXE          Director                              December 8, 2000
-----------------------
      Tench Coxe

/s/ JAMES C. GAITHER        Director                              December 8, 2000
-----------------------
  James C. Gaither

/s/ HARVEY C. JONES, JR.    Director                              December 8, 2000
-----------------------
 Harvey C. Jones, Jr.

/s/ WILLIAM J. MILLER       Director                              December 8, 2000
-----------------------
  William J. Miller

                            Director
-----------------------
  A. Brooke Seawell

/s/ MARK A. STEVENS         Director                              December 8, 2000
-----------------------
  Mark A. Stevens

                                      4.

                                 EXHIBIT INDEX

Exhibit
Number                             Description
   4.1*  Amended and Restated Certificate of Incorporation.
   4.2*  Bylaws of the Company.
   4.3*  Specimen Stock Certificate.
   5.1   Opinion of Cooley Godward LLP.
  23.1   Consent of KPMG LLP.
  23.2   Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
  24.1   Power of Attorney is contained on the signature pages.
  99.1   1998 Equity Incentive Plan, as amended.
  99.2*  Form of Incentive Stock Option Agreement under the 1998 Equity Incentive Plan.
  99.3*  Form of Nonstatutory Stock Option Agreement under the 1998 Equity Incentive Plan.
  99.4   1998 Employee Stock Purchase Plan, as amended.
  99.5   Form of Employee Stock Purchase Plan Offering, as amended.
  99.6   2000 Nonstatutory Equity Incentive Plan
  99.7   Form of Nonstatutory Stock Option Agreement under the 2000 Nonstatutory Equity Incentive Plan.

______________________
* Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (No. 333-47495).